EXHIBIT 99.1

Predictive Oncology Inc. Announces Repayment or Extension of Promissory Notes due September 28, 2019

MINNEAPOLIS, Sept. 30, 2019 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI) (“Predictive” or “the Company”) today announced that its secured promissory notes that were due September 28, 2019 have been repaid or extended. On September 27, 2019, the Company repaid the remaining principal and interest balance of $478,590 on one of such notes. On the same date, the Company obtained a new investment of $700,000 from a private investor in exchange for a new 8% secured promissory note due on March 27, 2020 with an original principal amount of $847,500. The Company also issued 88,574 shares of common stock and a 682,368 share warrant to the new investor.

In addition, on September 27, 2019, the Company amended the other outstanding note to extend the maturity date from September 28, 2019 to December 31, 2019. The outstanding principal amount of the note was increased by $120,000 to a current principal amount of $1,789,104, and the Company issued 150,000 shares of common stock to the investor in connection with certain amended terms.

About Predictive Oncology Inc.

Predictive Oncology Inc. (NASDAQ: POAI) operates in two business areas: first, applying artificial intelligence to personalized medicine and drug discovery to provide personalized medicine solutions for patients and clinicians as well as clients in the pharmaceutical, diagnostic, and biotech industries, and second, production of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal.

Forward-Looking Statements

Certain of the matters discussed in the press release contain forward-looking statements that involve material risks to and uncertainties in the Company’s business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include (i) risks related to the recent merger with Helomics, including the fact that the combined company will not be able to continue operating without additional financing; possible failure to realize anticipated benefits of the merger; costs associated with the merger may be higher than expected; the merger may result in disruption of the Company’s and Helomics’ existing businesses, distraction of management and diversion of resources; and the market price of the Company’s common stock may decline as a result of the merger; (ii) risks related to our partnerships with other companies, including the need to negotiate the definitive agreements; possible failure to realize anticipated benefits of these partnerships; and costs of providing funding to our partner companies, which may never be repaid or provide anticipated returns; and (iii) other risks and uncertainties relating to the Company that include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues; sales cycles that can be longer than expected, resulting in delays in projected sales or failure to make such sales; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable; adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; Predictive Oncology’s ability to implement its long range business plan for various applications of its technology; Predictive Oncology’s ability to enter into agreements with any necessary marketing and/or distribution partners and with any strategic or joint venture partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of Predictive Oncology’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC, which are available for review at www.sec.gov. This is not a solicitation to buy or sell securities and does not purport to be an analysis of Predictive Oncology’s financial position. See Predictive Oncology’s most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contact
Bob Myers, Predictive Oncology Inc.
651-389-4800